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                                                                EXHIBIT 5.1

                    [WRIGHT, LINDSEY & JENNINGS LETTERHEAD]




                                September 19, 1996


StaffMark, Inc.
302 East Millsap Road
Fayetteville, Arkansas 72703

Gentlemen:

        In our opinion, the 6,325,000 shares of Class A common stock being registered under Registration Statement No. 333-7513, when sold, will constitute legally issued, fully paid, and non-assessable shares of StaffMark, Inc.

        We consent to the inclusion of this opinion in the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                        Very truly yours,



                                        WRIGHT, LINDSEY & JENNINGS